 Filed Pursuant to Rule 424(b)(7)
 File No. 333-291255
PROSPECTUS SUPPLEMENT
(To prospectus dated November 4, 2025)
THE ESTÉE LAUDER COMPANIES INC.
11,301,323 Shares of Class A Common Stock

This is an offering of 11,301,323 shares of Class A Common Stock of The Estée Lauder Companies Inc. The selling stockholders identified in this prospectus under the caption “Selling Stockholders” are offering all of the shares to be sold in the offering. We will not receive any of the proceeds from the offering.
The Class A Common Stock and Class B Common Stock vote as a single class on all matters, except as otherwise required by law, with each share of Class A Common Stock entitling its holder to one vote and each share of Class B Common Stock entitling its holder to ten votes.
The Class A Common Stock is listed on the New York Stock Exchange under the symbol “EL.” The last reported sale price of the Class A Common Stock on November 3, 2025 was $93.25 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-7.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$90.00	$1,017,119,070.00
Underwriting discount	$0.30	$3,390,396.90
Proceeds, before expenses, to the selling stockholders	$89.70	$1,013,728,673.10
The underwriter expects to deliver the shares of Class A Common Stock on or about November 6, 2025.
J.P. Morgan
The date of this prospectus supplement is November 4, 2025

We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with different information than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may file relating to this offering. We and the selling stockholders are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering is accurate as of any date other than the date on the front of those documents.

Prospectus Supplement
Prospectus

S-i

Information About This Prospectus Supplement
This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus supplement will supersede the information in the accompanying prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. You should not assume the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. None of the Company, the selling stockholders or the underwriter has authorized anyone else to provide you with other information.
Unless otherwise indicated, references to “we,” “us,” “our,” “the Company” and “our Company” are to The Estée Lauder Companies Inc. and its subsidiaries.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement, of which this prospectus supplement is a part, contains additional information about us and the securities we may issue. You may review a copy of the registration statement, the documents incorporated by reference therein and herein through the SEC’s website listed above.
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):
•
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (including the information in Part III incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025);

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025;

•
Our Current Reports on Form 8-K filed on July 15, 2025 and August 21, 2025 and our Current Report on Form 8-K/A filed on August 1, 2025;

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the termination of this offering; and

•
The Description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Cautionary Note Regarding Forward-Looking Information
We and our representatives from time to time make written or oral forward-looking statements, including statements contained in this prospectus supplement and the documents we incorporate by reference in this prospectus supplement and other filings with the SEC, in our press releases and in our reports to stockholders, which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may address our expectations regarding sales, earnings or other future financial performance and liquidity, other performance measures, product introductions, entry into new geographic regions, information technology initiatives, new methods of sale, our long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. These statements may contain words like “expect,” “will,” “will likely result,” “would,” “believe,” “estimate,” “planned,” “plans,” “intends,” “may,” “should,” “could,” “anticipate,” “estimate,” “project,” “projected,” “forecast,” and “forecasted” or similar expressions. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, actual results may differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:
(1)   increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses;
(2)   our ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in our business;
(3)   consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell our products, an increase in the ownership concentration within the retail industry, ownership of retailers by our competitors or ownership of competitors by our customers that are retailers and our inability to collect receivables;
(4)   destocking and tighter working capital management by retailers;
(5)   the success, or changes in timing or scope, of new product launches and the success, or changes in timing or scope, of advertising, sampling and merchandising programs;
(6)   shifts in the preferences of consumers as to how they perceive value and where and how they shop;
(7)   social, political and economic risks to our foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
(8)   changes in the laws, regulations and policies (including the interpretations and enforcement thereof) that affect, or will affect, our business, including those relating to our products or distribution networks, changes in accounting standards, tax laws and regulations, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result;
(9)   foreign currency fluctuations affecting our results of operations and the value of our foreign assets, the relative prices at which we and our foreign competitors sell products in the same markets and our operating and manufacturing costs outside of the United States;
(10)   changes in global or local conditions, including those due to volatility in the global credit and equity markets, government economic policies, natural or man-made disasters, real or perceived epidemics, supply chain challenges, inflation, or increased energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase our products while traveling, the financial strength of our customers, suppliers or other contract counterparties, our operations, the cost and availability of capital which we may need for new equipment, facilities or acquisitions, the returns that we are able to generate on our pension assets and the resulting impact on funding obligations, the cost and availability of raw materials and the assumptions underlying our critical accounting estimates;
(11)   shipment delays, commodity pricing, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture our products or at our distribution or inventory centers, including disruptions that may be caused by the implementation of information technology initiatives, or by restructurings;
(12)   real estate rates and availability, which may affect our ability to increase or maintain the number of retail locations at which we sell our products and the costs associated with our other facilities;
(13)   changes in product mix to products which are less profitable;
(14)   our ability to acquire, develop or implement new information technology, including operational technology and websites, on a timely basis and within our cost estimates; to maintain continuous operations of our new and existing information technology; and to secure the data and other information that may be stored in such technologies or other systems or media;
(15)   our ability to capitalize on opportunities for improved efficiency, such as publicly-announced strategies and restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;
(16)   consequences attributable to local or international conflicts around the world, as well as from any terrorist action, retaliation and the threat of further action or retaliation;
(17)   the timing and impact of acquisitions, investments and divestitures; and
(18)   additional factors as described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Forward-looking statements involve risks, uncertainties and assumptions. We therefore caution you against relying on any forward-looking statements. We assume no responsibility to update forward-looking statements made herein or otherwise.

SUMMARY
This summary highlights certain information concerning our business and this offering. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this entire prospectus supplement and should consider, among other things, the matters set forth and incorporated by reference in “Risk Factors” before deciding to invest in our Class A Common Stock.
The Company
The Estée Lauder Companies Inc., founded in 1946 by Estée and Joseph Lauder, is one of the world’s leading manufacturers, marketers and sellers of quality skin care, makeup, fragrance and hair care products. We are a steward of over 20 luxury and prestige brands globally. Since the initial launch of the Estée Lauder brand in the United States, we have significantly expanded our consumer reach to approximately 150 countries and territories. We operate as a wholesaler, with our products sold in brick-and-mortar locations and on various e-commerce platforms, including those operated by department stores, duty-free retailers, specialty-multi retailers, online pure players, upscale perfumeries and pharmacies, and top-tier salons and spas. Additionally, we operate a direct-to-consumer business across freestanding stores, our brands’ websites and third-party online platforms.
In February 2025, we embarked on “Beauty Reimagined,” a strategic vision which focuses on accelerating best-in-class consumer coverage, creating transformative innovation, boosting consumer-facing investments, fueling sustainable growth through bold efficiencies and reimagining the way we work.
We have been controlled by the Lauder family since the founding of our Company. Members of the Lauder family, some of whom are directors, executive officers and/or employees, beneficially own, directly or indirectly, as of October 23, 2025, shares of our Company’s Class A Common Stock and Class B Common Stock having approximately 84% of the outstanding voting power of the Common Stock. Following this Offering, members of the Lauder family will beneficially own, directly or indirectly, approximately 82% of the outstanding voting power of the Common Stock. Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. Our telephone number is (212) 572-4200.

The Offering
The summary below describes the principal terms of the offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Capital Stock” in the accompanying prospectus contain more detailed descriptions of the terms and conditions of our Common Stock. In this subsection, “we,” “us” and “our” refer only to The Estée Lauder Companies Inc. and not to any of our subsidiaries.
Class A Common Stock offered by the selling stockholders
11,301,323 shares of Class A Common Stock
Class A Common Stock to be outstanding after this offering
245,852,896 shares of Class A Common Stock
Class B Common Stock to be outstanding after this offering
114,507,344 shares of Class B Common Stock
Voting Rights
Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of our stockholders and each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors. There is no cumulative voting. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of the stockholders.
With respect to certain corporate changes, such as liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of all or substantially all of our assets, holders of the Class A Common Stock and Class B Common Stock vote together as a single class, and the approval of 75% of the outstanding voting power is required to authorize or approve such transactions. Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present. This could permit the holders of Class B Common Stock to take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting.
The right to take action by less than unanimous written consent expires at such time as there are no shares of Class B Common Stock outstanding.
Use of Proceeds
The selling stockholders will receive all of the net proceeds from the sale of Class A Common Stock in this offering. We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling stockholders. See “Use of Proceeds.”
Dividend Policy
Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. If a dividend or distribution payable in shares of Class A Common Stock is made on the Class A Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class B Common Stock payable in shares of Class B Common Stock. Conversely, if a dividend or distribution payable in shares of Class B Common Stock is made on the Class B Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Common Stock payable in shares of Class A Common Stock.
Listing
Our Class A Common Stock is listed on NYSE under the symbol “EL.”
Risk Factors
See “Risk Factors” and the other information in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. See “Where You Can Find More Information.”
The number of shares of Common Stock to be outstanding after this offering is based on 234,818,211 shares of Class A Common Stock outstanding and 125,542,029 shares of Class B Common Stock outstanding, each as of October 23, 2025, and except as otherwise indicated, the number of shares of our Class A Common Stock outstanding after this offering excludes shares of our Class A Common Stock issuable upon settlement of outstanding options, RSUs and PSUs pursuant to our Amended and Restated Non-Employee Director Share Incentive Plan and our Amended and Restated Fiscal 2002 Share Incentive Plan (together, our “Share Incentive Plans”); and shares of our Class A Common Stock available for issuance pursuant to our Share Incentive Plans.

RISK FACTORS
Investing in our Class A Common Stock involves risks. You should carefully review the risk factors and other cautionary statements described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of Class A Common Stock pursuant to this prospectus supplement. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A Common Stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A Common Stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of shares of our Class A Common Stock in this offering. The selling stockholders intend to use such proceeds to assist with the settlement of Leonard A. Lauder’s estate, including without limitation to satisfy certain estate obligations such as estate taxes, debts, expenses of administration and distributions called for by the estate plan, and may temporarily invest amounts not immediately needed for these purposes. We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. All of the shares of Class A Common Stock being offered are beneficially owned by the selling stockholders named in this prospectus supplement.

SELLING STOCKHOLDERS
The following table sets forth certain information, as of October 23, 2025, for the selling stockholders identified below with respect to that selling stockholder’s beneficial ownership of Class A Common Stock and Class B Common Stock before the offering and the percentage of total voting power represented by those shares, the number of shares of Class A Common Stock to be sold in the offering, and the number of shares to be beneficially owned after the offering and the percentage of total voting power represented by those shares.
For more information about our relationships with the selling stockholders and their affiliates, see the section entitled “Certain Relationships and Related Transactions” in our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025, which is incorporated herein by reference. The selling stockholders have agreed to pay for all of the expenses related to this offering.
	Common Stock Beneficially Owned Before the Offering			Class A Common Stock to be Sold in the Offering	Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Class A	Class B(1)	Percentage of Total Voting Power	Class A	Class A	Class B	Percentage of Total Voting Power
The LAL 2015 ELF Trust(2)(4)	—	5,670,000	3.8%	5,670,000	—	—	—
Evelyn H. Lauder 2012 Marital Trust Two(2)(4)	—	2,845,283	1.9%	2,845,283	—	—	—
The Leonard A. Lauder 2013 Revocable Trust(3)(4)	266,638	2,519,402	1.7%	2,786,040	—	—	—

(1)
The shares of Class B Common Stock indicated above will be converted to shares of Class A Common Stock in connection with the offering.

(2)
The sole trustee of both The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two is Roaring Fork Trust Company, Inc. Roaring Fork Trust Company, Inc. is a private trust company with its investment authority with respect to The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two controlled by a committee comprised of William P. Lauder, Gary M. Lauder and Joel S. Ehrenkranz.

(3)
The trustees of The Leonard A. Lauder 2013 Revocable Trust are William P. Lauder, Gary M. Lauder, and Joel S. Ehrenkranz.

(4)
Each of the selling stockholders indicated herein acquired its shares of Class B Common Stock from LAL Family Partners, L.P. (“LALFP”) through the redemption of each of its partnership interests in LALFP. Mr. William P. Lauder is the Chair of the Company’s Board of Directors and serves on the Nominating and ESG Committee. Mr. William P. Lauder was Executive Chairman of the Company from June 2009 through November 8, 2024, and retired from the Company on February 28, 2025. Mr. Gary M. Lauder serves on the Company’s Board of Directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of material U.S. federal income and estate tax considerations generally applicable to Non-U.S. Holders (as defined herein) with respect to the ownership and disposition of shares of our Class A Common Stock that are purchased in this offering and held as capital assets (generally, for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that is not for U.S. federal income tax purposes any of the following:
•
an individual who is a citizen or resident of the U.S.;

•
a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds our Class A Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold our Class A Common Stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the purchase, ownership and disposition of our Class A Common Stock.
This summary does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances, and does not consider any U.S. federal tax consequences other than income and estate tax consequences or the state, local or non-U.S. tax consequences. It also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a financial institution, an insurance company, a tax-exempt organization, a person holding our Class A Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of tax accounting with respect to holdings in our Class A Common Stock, a person who owns (or is deemed to own), or has owned (or deemed to have owned) within the five-year period preceding such person’s disposition of shares of our Class A Common Stock, 5% or more of our stock, a person that received its shares of our Class A Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen permanent resident, or a person subject to the “applicable financial statement” rules under Section 451(b) of the Code). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.
The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of shares of our Class A Common Stock.
Dividends
If we pay distributions on shares of our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the Non-U.S. Holder’s adjusted basis of their shares of our Class A Common Stock, but not below zero, (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of shares of our Class A Common Stock), and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “— Dispositions.”
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” any dividend paid to a Non-U.S. Holder with respect to our Class A Common Stock will generally be subject to U.S. withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly and timely completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualified for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder maintained in the United States), such dividend will not be subject to withholding, subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA.” Instead, such dividend will be subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and corporate Non-U.S. Holders, may also be subject to a 30% “branch profits tax” unless the Non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaty.
Dispositions
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of our Class A Common Stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States;

•
the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•
we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our Class A Common Stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be subject to U.S. federal income tax on the net gain derived from the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a U.S. person as defined by the Code, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits (subject to adjustments). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding
A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to payments of dividends on, or the proceeds of a disposition of, shares of our Class A Common Stock. In addition, the applicable withholding agent will be required to report annually to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether tax is actually withheld.
Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is organized under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.
U.S. Federal Estate Taxes
Class A Common Stock owned or treated as owned by an individual Non-U.S. Holder at the time of their death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.
FATCA
Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of our Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which shares of our Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our Class A Common Stock held by or through an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners”; (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury; or (iii) otherwise qualifies for an applicable exception. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our Class A Common Stock, which may be relied upon by taxpayers until final regulations are issued. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A Common Stock.

UNDERWRITING
The selling stockholders are offering the shares of Class A Common Stock described in this prospectus supplement through the underwriter. J.P. Morgan Securities LLC is acting as sole book-running manager of the offering. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, 11,301,323 shares of Class A Common Stock.
The underwriter is committed to purchasing all the shares of Class A Common Stock offered by the selling stockholders if it purchases any shares.
The underwriter proposes to offer the shares of Class A Common Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the shares to the public, if all of the shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriting fee is equal to the public offering price per share of Class A Common Stock less the amount paid by the underwriters to the selling stockholders per share of Class A Common Stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter.
Per Share	$0.30
Total	$3,390,396.90
We estimate that the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $1.3 million. The selling stockholders have agreed to pay for all of the expenses related to this offering.
A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that for a period of 45 days after the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A Common Stock or securities convertible into or exercisable for shares of our Class A Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Class A Common Stock or securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; (iii) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (A) such plan does not provide for the transfer of Class A Common Stock during the lock-up period set forth in any such shareholder’s, officer’s or director’s individual lock-up agreement (if applicable) and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the lock-up period set forth in any such shareholder’s, officer’s or director’s individual lock-up agreement (if applicable), (iv) the repurchase of any shares of Class A Common Stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or agreements that were in existence on the date of the underwriting agreement, (v) the issuance of up to 10% of the outstanding shares of our Class A Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our Class A Common Stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriter; or (iv) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
The selling stockholders and LAL Family Partners, L.P. (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates that it controls to), without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock (including, without limitation, Class A Common Stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Class A Common Stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers all or a portion of the economic consequences associated with the ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy succession to the legal representative, heir, beneficiary of a member of the immediate family of the lock-up party, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party or any immediate family member or affiliate, (iv) to any partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to any immediate family member or any investment fund or other entity controlled or managed by the lock-up party, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v), (vii) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution, transfer or disposition by the lock-up party to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; (viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viiii) to us from an employee upon death, disability or termination of employment of such employee, (ix) pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party, (x) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (xi) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (xii) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Class A Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xiii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Class A Common Stock or warrants to acquire shares of our Class A Common Stock, provided that any Class A Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d)(i) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period and no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan, other than a filing pursuant to Item 408 of Regulation S-K or on a Form 4 and 5, as applicable or (ii) the transfer of the lock-up securities pursuant to a Rule 10b5-1 trading plan that has been entered into by the lock-up party, and only shares scheduled for sale thereunder, prior to the date the lock-up is entered into; provided that (1) the existence of such trading plan under Rule 10b5-1 was communicated to the underwriter prior to the execution of the lock-up, (2) such trading plan under Rule 10b5-1 will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the lock-up period and (3) any public announcement or filings under the Exchange Act made in connection with clauses (d)(i) and d(ii) shall include an explanatory footnote stating that no sales of lock-up securities can be made during the lock-up period and that any transfer of lock-up securities made pursuant to trading plans under Rule 10b5-1 pursuant to clause (d)(ii) were made pursuant to trading plans under Rule 10b5-1 entered into prior to the execution of the lock-up agreement; and (e) the sale by the selling stockholders of our Class A Common Stock pursuant to the terms of the underwriting agreement.
J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriter described above, in whole or in part at any time.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
Our Class A Common Stock is listed on the NYSE under the symbol “EL.”
In connection with this offering, the underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of Class A Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A Common Stock, which involves the sale by the underwriter of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Common Stock, including the imposition of penalty bids. This means that if the underwriter purchases Class A Common Stock in the open market in stabilizing transactions or to cover short sales, the underwriter that sold those shares as part of this offering to repay the underwriting compensation received by them.
These activities may have the effect of raising or maintaining the market price of the Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock, and, as a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, an affiliate of J.P. Morgan Securities LLC served as administrative agent, joint bookrunner and joint lead arranger under our senior unsecured revolving credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us, the selling stockholder or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offering; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A Common Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the issuer that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A Common Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of Class A Common Stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A Common Stock that either: (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exhibit) Regulation 2019/1234, except that the shares of Class A Common Stock may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares of Class A Common Stock shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Class A Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Class A Common Stock in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of the Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares of Class A Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Class A Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares of Class A Common Stock or caused the shares of Class A Common Stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of Class A Common Stock or cause the shares of Class A Common Stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A Common Stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A Common Stock pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Japan
The shares of Class A Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Class A Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Class A Common Stock. No shares of Class A Common Stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Class A Common Stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Class A Common Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The shares of Class A Common Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of Class A Common Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Class A Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the shares of Class A Common Stock being offered in this prospectus supplement. Various legal matters relating to the offering will be passed on for the underwriter by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
THE ESTÉE LAUDER COMPANIES INC.
11,301,323 Shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time of up to 11,301,323 shares of our Class A Common Stock by the selling stockholders identified in this prospectus or in supplements to this prospectus. The selling stockholders may offer and sell shares of our Class A Common Stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our Class A Common Stock.
The Class A Common Stock and Class B Common Stock vote as a single class on all matters, except as otherwise required by law, with each share of Class A Common Stock entitling its holder to one vote and each share of Class B Common Stock entitling its holder to ten votes.
In connection with offers and sales by the selling stockholders of shares of our Class A Common Stock, we and such selling stockholders may provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the Class A Common Stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
The selling stockholders may offer and sell the Class A Common Stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our Class A Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
The Class A Common Stock is listed on the New York Stock Exchange under the symbol “EL.” The last reported sales price of the Class A Common Stock on November 3, 2025 was $93.25 per share.

Investing in our Class A Common Stock involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, the selling stockholders may sell, at any time and from time to time, in one or more offerings, our Class A Common Stock described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. This prospectus provides you with a general description of our Class A Common Stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our Class A Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement and attach it to this prospectus that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties, and other specific terms related to the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any prospectus supplement, and any free writing prospectus we may file with the SEC, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should not assume the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not authorized anyone else to provide you with other information.
Unless otherwise indicated, references to “we,” “us,” “our,” “the Company” and “our Company” are to The Estée Lauder Companies Inc. and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. These filings are also available to the public in the “Investors” section of our website at http://www.elcompanies.com. The information contained on our website or any other website maintained by us is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part, except to the extent that SEC filings on such website are otherwise incorporated by reference herein. We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement, the documents incorporated by reference therein and herein through the SEC’s website or our website as described above.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (including the information in Part III incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025);

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025;

•
Our Current Reports on Form 8-K filed on July 15, 2025 and August 21, 2025 and our Current Report on Form 8-K/A filed on August 1, 2025;

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of this offering; and

•
The Description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York, 10153, Telephone No. 1-800-308-2334.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
We and our representatives from time to time make written or oral forward-looking statements, including statements contained in this prospectus and the documents we incorporate by reference in this prospectus and other filings with the SEC, in our press releases and in our reports to stockholders, which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may address our expectations regarding sales, earnings or other future financial performance and liquidity, other performance measures, product introductions, entry into new geographic regions, information technology initiatives, new methods of sale, our long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. These statements may contain words like “expect,” “will,” “will likely result,” “would,” “believe,” “estimate,” “planned,” “plans,” “intends,” “may,” “should,” “could,” “anticipate,” “estimate,” “project,” “projected,” “forecast,” and “forecasted” or similar expressions. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, actual results may differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:
(1)   increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses;
(2)   our ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in our business;
(3)   consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell our products, an increase in the ownership concentration within the retail industry, ownership of retailers by our competitors or ownership of competitors by our customers that are retailers and our inability to collect receivables;
(4)   destocking and tighter working capital management by retailers;
(5)   the success, or changes in timing or scope, of new product launches and the success, or changes in timing or scope, of advertising, sampling and merchandising programs;
(6)   shifts in the preferences of consumers as to how they perceive value and where and how they shop;
(7)   social, political and economic risks to our foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
(8)   changes in the laws, regulations and policies (including the interpretations and enforcement thereof) that affect, or will affect, our business, including those relating to our products or distribution networks, changes in accounting standards, tax laws and regulations, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result;
(9)   foreign currency fluctuations affecting our results of operations and the value of our foreign assets, the relative prices at which we and our foreign competitors sell products in the same markets and our operating and manufacturing costs outside of the United States;
(10)   changes in global or local conditions, including those due to volatility in the global credit and equity markets, government economic policies, natural or man-made disasters, real or perceived epidemics, supply chain challenges, inflation, or increased energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase our products while traveling, the financial strength of our customers, suppliers or other contract counterparties, our operations, the cost and availability of capital which we may need for new equipment, facilities or acquisitions, the returns that we are able to generate on our pension assets and the resulting impact on funding obligations, the cost and availability of raw materials and the assumptions underlying our critical accounting estimates;
(11)   shipment delays, commodity pricing, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture our products or at our distribution or inventory centers, including disruptions that may be caused by the implementation of information technology initiatives, or by restructurings;
(12)   real estate rates and availability, which may affect our ability to increase or maintain the number of retail locations at which we sell our products and the costs associated with our other facilities;
(13)   changes in product mix to products which are less profitable;
(14)   our ability to acquire, develop or implement new information technology, including operational technology and websites, on a timely basis and within our cost estimates; to maintain continuous operations of our new and existing information technology; and to secure the data and other information that may be stored in such technologies or other systems or media;
(15)   our ability to capitalize on opportunities for improved efficiency, such as publicly-announced strategies and restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;
(16)   consequences attributable to local or international conflicts around the world, as well as from any terrorist action, retaliation and the threat of further action or retaliation;
(17)   the timing and impact of acquisitions, investments and divestitures; and
(18)   additional factors as described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Forward-looking statements involve risks, uncertainties and assumptions. We therefore caution you against relying on any forward-looking statements. We assume no responsibility to update forward-looking statements made herein or otherwise.

RISK FACTORS
Investing in our Class A Common Stock involves risks. Before making a decision to invest in our Class A Common Stock, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended June 30, 2025 and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information.”
THE COMPANY
The Estée Lauder Companies Inc., founded in 1946 by Estée and Joseph Lauder, is one of the world’s leading manufacturers, marketers and sellers of quality skin care, makeup, fragrance and hair care products. We are a steward of over 20 luxury and prestige brands globally. Since the initial launch of the Estée Lauder brand in the United States, we have significantly expanded our consumer reach to approximately 150 countries and territories. We operate as a wholesaler, with our products sold in brick-and-mortar locations and on various e-commerce platforms, including those operated by department stores, duty-free retailers, specialty-multi retailers, online pure players, upscale perfumeries and pharmacies, and top-tier salons and spas. Additionally, we operate a direct-to-consumer business across freestanding stores, our brands’ websites and third-party online platforms.
In February 2025, we embarked on “Beauty Reimagined,” a strategic vision which focuses on accelerating best-in-class consumer coverage, creating transformative innovation, boosting consumer-facing investments, fueling sustainable growth through bold efficiencies and reimagining the way we work.
We have been controlled by the Lauder family since the founding of our Company. Members of the Lauder family, some of whom are directors, executive officers and/or employees, beneficially own, directly or indirectly, as of October 23, 2025, shares of our Company’s Class A Common Stock and Class B Common Stock having approximately 84% of the outstanding voting power of the Common Stock. Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. Our telephone number is (212) 572-4200.
USE OF PROCEEDS
We will not receive any proceeds from the sales of the shares of Class A Common Stock. All of the shares of Class A Common Stock being offered are beneficially owned by the selling stockholders named in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated Bylaws, as amended (the “Bylaws”). For additional information we encourage you to read: the Certificate of Incorporation and Bylaws, as well as the Stockholders’ Agreement, dated November 22, 1995, among the Company and certain of the Lauder Family Members (and amendments thereto), and the Registration Rights Agreement, dated November 22, 1995, among the Company, certain Lauder Family Members and Morgan Guaranty Trust Company of New York (and amendments thereto), all of which are exhibits to our Annual Report on Form 10-K; and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), including Section 203.
General
Pursuant to the Company’s Certificate of Incorporation, the total number of shares of capital stock that the Company has authority to issue is 1,624,000,000 shares consisting of: (i) 1,300,000,000 shares of Class A Common Stock; (ii) 304,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”); and (iii) 20,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), issuable in one or more series. The number of authorized shares of any class or classes of capital stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted. The Class A Common Stock and Class B Common Stock shall hereinafter collectively be referred to as “Common Stock.”
Common Stock
The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights, certain conversion rights and transfer restrictions in respect of the shares of the Class B Common Stock, as described below.
Voting Rights
Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of our stockholders and each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors. There is no cumulative voting. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of the stockholders. With respect to certain corporate changes, such as liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of all or substantially all of our assets, holders of the Class A Common Stock and Class B Common Stock vote together as a single class, and the approval of 75% of the outstanding voting power is required to authorize or approve such transactions. Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present. This could permit the holders of Class B Common Stock to take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting. The right to take action by less than unanimous written consent expires at such time as there are no shares of Class B Common Stock outstanding.
Dividend Rights
Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. If a dividend or distribution payable in shares of Class A Common Stock is made on the Class A Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class B Common Stock payable in shares of Class B Common Stock. Conversely, if a dividend or distribution payable in shares of Class B

Common Stock is made on the Class B Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Common Stock payable in shares of Class A Common Stock.
Restrictions on Transfer
If a holder of Class B Common Stock transfers such shares, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than a Lauder Family Member (as defined below), such shares will be converted automatically into shares of Class A Common Stock. In the case of a pledge of shares of Class B Common Stock to a financial institution, such shares will not be deemed to be transferred unless and until a foreclosure occurs.
As used herein, the term “Lauder Family Members” includes only the following persons: (i) the estate of Mrs. Estee Lauder; (ii) each descendant of Mrs. Estee Lauder (a “Lauder Descendant”) and their respective estates, guardians, conservators or committees; (iii) each “Family Controlled Entity” (as defined below); and (iv) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests is owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term “Family Controlled Trust” includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.
Conversion
Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. In the event of a transfer of shares of Class B Common Stock to any person other than a Lauder Family Member, each share of Class B Common Stock so transferred automatically will be converted into one share of Class A Common Stock. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock if, on the record date for any meeting of the stockholders, the number of shares of Class B Common Stock then outstanding is less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.
Liquidation
In the event of liquidation, after payment of our debts and other liabilities and after making provision for the holders of Preferred Stock, if any, our remaining assets will be distributable ratably among the holders of the Class A Common Stock and Class B Common Stock treated as a single class.
Preemptive and Other Rights
The holders of the Class A Common Stock and Class B Common Stock are not entitled to preemptive rights. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.
Mergers and Other Business Combinations
Upon a merger or consolidation, holders of each class of Common Stock are entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ at that time. We may not dispose of all or any substantial part of our assets to, or merge or consolidate with, any person, entity or “group” (as defined in Rule 13d-5 of the Exchange Act), which beneficially owns in the aggregate ten percent or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors

(a “Related Person”) without the affirmative vote of the holders, other than such Related Person, of not less than 75% of the voting power of outstanding Class A Common Stock and Class B Common Stock voting as a single class. For the sole purpose of determining the 75% vote, a Related Person will also include the seller or sellers from whom the Related Person acquired, during the preceding six months, at least five percent of the outstanding shares of Class A Common Stock in a single transaction or series of related transactions pursuant to one or more agreements or other arrangements (and not through a brokers’ transaction) but only if such seller or sellers have beneficial ownership of shares of Common Stock having a fair market value in excess of $10 million in the aggregate following such disposition to such Related Person. This 75% voting requirement is not applicable, however, if (i) the proposed transaction is approved by a vote of not less than a majority of our Board of Directors who are neither affiliated nor associated with the Related Person (or the seller of shares to the Related Person as described above) or (ii) in the case of a transaction pursuant to which the holders of Common Stock are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration to be received per share in such transaction is not less than the higher of (A) the highest price per share paid by the Related Person for any of its holdings of Common Stock within the two-year period immediately prior to the announcement of the proposed transaction or (B) the highest closing sale price during the 30-day period immediately preceding such date or during the 30-day period immediately preceding the date on which the Related Person became a Related Person, whichever is higher.
Certain Other Provisions of Our Certificate of Incorporation or Bylaws
The Certificate of Incorporation and/or the Company’s Bylaws include the following provisions, not previously discussed above, that may have an effect of delaying, deferring or preventing a change in control of the Company:
•
our Board of Directors is divided into three classes, with each class serving for a staggered three-year term;

•
our directors may only be removed with cause;

•
vacancies on our Board of Directors, and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by a majority of remaining directors then in office; however, if not so filled, any such vacancy shall be filled by our stockholders at the next annual meeting or at a special meeting called for that purpose;

•
our Bylaws establish procedural mechanics and disclosure requirements, including an advance notice procedure for stockholders to submit proposed nominations of persons for election to our Board of Directors and other proposals for business to be brought before an annual meeting of our stockholders;

•
special meetings of our stockholders can only be called by the Chair of the Board of Directors, our Chief Executive Officer, or by our Board of Directors;

•
our Board of Directors may issue shares of Preferred Stock, with designations, rights and preferences as may be determined from time to time by our Board of Directors, subject to, in certain circumstances, the approval of the holders of at least 75% of the outstanding shares of Class B Common Stock; and

•
an affirmative vote of the holders of not less than 75% of the voting power of all shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class, is required to amend our Bylaws and certain provisions of our Certificate of Incorporation.

SELLING STOCKHOLDERS
The following table sets forth certain information, as of October 23, 2025, for the selling stockholders identified below with respect to that selling stockholder’s beneficial ownership of Class A Common Stock and Class B Common Stock before the offering and the percentage of total voting power represented by those shares, the number of shares of Class A Common Stock to be sold in the offering, and the number of shares to be beneficially owned after the offering. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A Common Stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
For more information about our relationships with the selling stockholders and their affiliates, see the section entitled “Certain Relationships and Related Transactions” in our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025, which is incorporated herein by reference. The selling stockholders have agreed to pay for all of the expenses related to this offering.
	Common Stock Beneficially Owned Before the Offering			Class A Common Stock to be Sold in the Offering	Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Class A	Class B(1)	Percentage of Total Voting Power	Class A	Class A	Class B	Percentage of Total Voting Power
The LAL 2015 ELF Trust(2)(4)	—	5,670,000	3.8%	5,670,000	—	—	—
Evelyn H. Lauder 2012 Marital Trust Two(2)(4)	—	2,845,283	1.9%	2,845,283	—	—	—
The Leonard A. Lauder 2013 Revocable Trust(3)(4)	266,638	2,519,402	1.7%	2,786,040	—	—	—

(1)
The shares of Class B Common Stock indicated above will be converted to shares of Class A Common Stock in connection with any offering.

(2)
The sole trustee of both The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two is Roaring Fork Trust Company, Inc. Roaring Fork Trust Company, Inc. is a private trust company with its investment authority with respect to The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two controlled by a committee comprised of William P. Lauder, Gary M. Lauder and Joel S. Ehrenkranz.

(3)
The trustees of The Leonard A. Lauder 2013 Revocable Trust are William P. Lauder, Gary M. Lauder, and Joel S. Ehrenkranz.

(4)
Each of the selling stockholders indicated herein acquired its shares of Class B Common Stock from LAL Family Partners, L.P. (“LALFP”) through the redemption of each of its partnership interests in LALFP. Mr. William P. Lauder is the Chair of the Company’s Board of Directors and serves on the Nominating and ESG Committee. Mr. William P. Lauder was Executive Chairman of the Company from June 2009 through November 8, 2024, and retired from the Company on February 28, 2025. Mr. Gary M. Lauder serves on the Company’s Board of Directors.

PLAN OF DISTRIBUTION
The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Class A Common Stock covered by this prospectus. Registration of the shares of Class A Common Stock covered by this prospectus does not mean, however, that those shares of Class A Common Stock necessarily will be offered or sold.
The shares of Class A Common Stock covered by this prospectus may be sold in one or more transactions from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•
on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association (including through at-the-market offerings);

•
in the over-the-counter market;

•
in privately negotiated transactions;

•
to or through broker-dealers, who may act as agents or principals;

•
to or through one or more underwriters on a firm commitment or best-efforts basis;

•
in a block trade in which a broker-dealer will attempt to sell a block of shares of Class A Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through put or call option transactions relating to the shares of Class A Common Stock;

•
directly to one or more purchasers;

•
to or through agents; or

•
in any combination of the above.

In effecting sales, brokers, or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the shares of Class A Common Stock by a broker-dealer as principal and resales of the shares of Class A Common Stock by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the Class A Common Stock covered by this prospectus. At any time a particular offer of the shares of Class A Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents. In addition, to the extent required, any discounts, commissions, concessions, and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions, or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A Common Stock covered by this prospectus.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain, or otherwise affect the market price of the Class A Common Stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
In connection with the sale of the shares of Class A Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker-dealers, or agents participating in the distribution of the shares of Class A Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers, or agents may be deemed to be underwriting commissions under the Securities Act.
We and the selling stockholders may agree to indemnify underwriters, broker-dealers, or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers, or agents may be required to make.
Certain of the underwriters, broker-dealers, or agents who may become involved in the sale of the shares of Class A Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of Class A Common Stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
The validity of the Class A Common Stock offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11,301,323 Shares
The Estée Lauder Companies Inc.
Class A Common Stock

PROSPECTUS SUPPLEMENT
November 4, 2025

J.P. Morgan